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                                                                    Exhibit 23.2


                                     CONSENT


         We hereby consent to the filing of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus/Proxy Statement included therein under the headings "THE MERGER -- Certain Federal Income Tax Consequences" and "CERTAIN LEGAL MATTERS."

/s/ Graham & Dunn, P.C.
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Graham & Dunn, P.C.

Seattle, Washington
May 30, 1996